VISTAPRINT N.V.

LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of
Lawrence Gold, Kathryn Leach and Michael Giannetto, signing singly and each acting
individually, as the undersigned's true and lawful attorney-in-fact with full power and authority
as hereinafter described to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an executive
officer and/or director of VistaPrint N.V. (the "Company"), Forms 3, 4, and 5
(including any
amendments thereto) in accordance with Section 16(a) of the Securities Exchange
Act of 1934
and the rules thereunder (the "Exchange Act");

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary
or desirable to prepare, complete and execute any such Form 3, 4, or 5, prepare, complete and
execute any amendment or amendments thereto, and timely deliver and file such form with the
United States Securities and Exchange Commission and any stock exchange or similar authority;

(3) seek or obtain, as the undersigned's representative and on the undersigned's behalf,
information regarding transactions in the Company's securities from any third party, including
brokers, employee benefit plan administrators and trustees, and the undersigned hereby
authorizes any such person to release any such information to such attorney-in-fact and approves
and ratifies any such release of information; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the
opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required
by, the undersigned, it being understood that the documents executed by such attorney-in-fact
on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall
contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's
discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and
perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the
exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the
undersigned might or could do if personally present, with full power of substitution or
revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-
fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of
attorney and the rights and powers herein granted. The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not
assuming nor relieving, nor is the Company assuming nor relieving, any of the undersigned's
responsibilities to comply with Section 16 of the Exchange Act. The undersigned acknowledges
that neither the Company nor the foregoing attorneys-in-fact assume (i) any liability for the
undersigned's responsibility to comply with the requirement of the Exchange Act,
(ii) any liability
of the undersigned for any failure to comply with such requirements, or (iii)
any obligation or
liability of the undersigned for profit disgorgement under Section 16(b) of the
Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer
required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions
in securities issued by the Company, unless earlier revoked by the undersigned in a signed
writing delivered to the foregoing attorneys-in-fact. This Power of Attorney supersedes and
revokes all previously signed powers of attorney of the undersigned relating to
Forms 3, 4 and 5
and other Section 16 compliance matters relating to the Company.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed
as of this 15th day of November, 2010.
      /s/Nicholas Ruotolo
      Signature

      Nicholas Ruotolo
      Print Name